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                                                                  EXHIBIT 10.42B

                             STOCK OPTION AGREEMENT

     This Agreement is made as of the _____ day of _____________20__ by and between Clean Harbors, Inc., a Massachusetts corporation (the "Company"), and ______________________ ("Optionee").

     Whereas, Optionee is a valuable and trusted employee of the Company (which for the purposes of this Agreement shall include its subsidiaries), and the Company considers it desirable and in its best interests that Optionee be given an inducement to acquire a future proprietary interest in the Company and an added incentive to advance the interests of the Company by possessing an option to purchase common stock of the Company having a $.01 par value ("Stock"), in accordance with the Clean Harbors, Inc. 2000 Stock Incentive Plan adopted by the Board of Directors of the Company on April 26, 2000 and approved by stockholders of the Company on July 16, 2000 (the "Plan"). The provisions of the Plan are hereby incorporated in and made part of this document by reference.

     Now, therefore, in consideration of the foregoing premises, it is agreed by and between the Company and Optionee as follows:

     1. GRANT OF OPTION. Subject to and upon the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase _________ shares ("Option Shares") of Stock at the purchase price of $_______________ per share.

     2. TIME OF EXERCISE OF OPTION/VESTING. This option may be exercised (shall vest) as to twenty (20%) percent of the total number of Option Shares upon the first anniversary of the date of this grant and as to an additional twenty (20%) percent on each anniversary date thereafter so that this option may be exercised as to one hundred (100%) percent of the total number of Option Shares on and after the fifth anniversary of the date hereof, provided that, during the year before exercise, the Optionee has performed a year of service to the Company (a "year of service" being defined as any consecutive 12 month period during which the employee has completed 1,500 hours of service, and an "hour of service" being defined as each hour for which an employee is paid or entitled to payment for the performance of duties for the employer during the applicable computation period), and ending on the date of the termination of this option as provided in Section 4 below:

     3. METHOD OF EXERCISE. This option may be exercised by written notice directed to the Stock Option Committee of the Board of Directors (the "Committee") or to its designated representative at the Company's principal place of business, specifying the number of Option Shares to be purchased and accompanied by a check in payment of the option price for the number of such Shares specified. The Company shall make immediate delivery of such Shares; provided, however, that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice or if the Committee deems it desirable to take such action as a condition to or in connection with the sale or purchase of stock under the Plan before the issuance thereof, then the date of delivery of such Shares shall be extended for the period

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necessary to take such action. In no event shall this option be exercised unless there is in effect with respect to the Shares being purchased a registration statement under the Securities Act of 1933, as amended (the "Act"), or unless the Company shall have received a written opinion of counsel for or approved by the Company that the issuance of such Shares is exempt under the Act and any applicable state securities laws. If the Company shall then have in effect arrangements with a brokerage firm for optionees to exercise options without payment, or so called "cash-less" option exercises, and the Optionee shall elect such method of exercise, the Optionee shall comply with the Company's requirements and procedures for such exercise.

     4. TERMINATION OF OPTION. Except as herein otherwise stated or as otherwise determined by the Committee, this option, to the extent not previously exercised, shall terminate upon the first to occur of the following dates:

               (a) except as provided in subparagraphs (b), (c) and (d) below, the expiration of three (3) months after the date on which Optionee's employment with the Company is terminated;

               (b) the expiration of twelve (12) months after the date on which Optionee's employment with the Company is terminated if such termination is by reason of permanent and total disability. Permanent and total disability is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by the Committee or by a duly licensed physician designated by the Company;

               (c) the expiration of twelve (12) months after the date of death of optionee; provided, however, that the person or persons to whom this option is transferred by will or by the laws of descent and distribution may, at any time within such one year period but not later than the date of expiration of this option, exercise the option to the extent Optionee was entitled to do so on the date of termination of employment (whether by death or otherwise). This option or any portion owned by optionee upon the date of Optionee's death not so exercised shall terminate;

               (d) the termination of Optionee's employment with the Company, if the Committee determines that such termination was due to any activity by the optionee in competition with, or detrimental to, the Company, or if Optionee terminated employment or association of his own volition in order to engage in, or because he had engaged in, any such activity; and

               (e) the expiration of ten (10) years from the grant of this option.

     5. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of Shares subject to this option and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Optionee shall be

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entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same portion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the Shares subject to this option immediately after the reorganization, consolidation, or merger over the aggregate option price of such Shares shall not be more than the excess of the aggregate fair market value of all Shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such Shares, and the new option or assumption of the old option shall not give Optionee additional benefits which Optionee did not have under the old option, or deprive Optionee of benefits which Optionee had under the old option.

     6. CHANGE OF CONTROL. Notwithstanding the provisions of Section 2 above, to the extent not previously exercised or terminated under the provision of
Section 4 above, this option may be exercised with respect to one hundred (100%) percent of the total number of Option Shares remaining hereunder in the event of the occurrence of a Change of Control of the Company. A Change of Control of the Company shall be deemed to have occurred if the Company is a party to any merger, consolidation or sale of assets, or there is a tender offer for the Company's common stock, or a contested election of the Company's directors, and as a result of any such event, either (i) the directors of the Company in office immediately before such event cease to constitute a majority of the Board of Directors of the Company, or of the company succeeding to the Company's business, or (ii) any company, person or entity (including one or more persons and/or entities acting in concert as a group) other than an affiliate of the Company gains control (ownership of more than eighty (80%) percent of the outstanding voting stock of the Company) over the Company. The concept of "control" shall be deemed to mean the direct or indirect ownership, beneficially or of record, of voting stock of the Company. An "affiliate" shall be defined as any person or entity which controls more than fifty (50%) percent of the Company or is more than fifty (50%) percent controlled by the Company or by any other person or entity which controls more than fifty (50%) percent of the Company. Upon the exercise of this option prior to its termination and subsequent to a Change of Control, the Optionee shall be entitled to receive the cash, securities or other consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, this option immediately prior to such Change of Control.

     7. RIGHTS PRIOR TO EXERCISE OF OPTION. This option is nontransferable by Optionee, except in the event of death as provided in subparagraph 4(c) above, and during lifetime is exercisable only by Optionee. Optionee shall have no rights as a stockholder with respect to the Option Shares until payment of the option price and delivery to Optionee of such Shares as herein provided.

     8. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors, and assigns.

     9. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts.

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     In witness whereof, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.


                                   CLEAN HARBORS, INC.


                                   BY:
-------------------------             -----------------------------------------
PRINT NAME                                      its duly authorized President
                                         and Chief Executive Officer